Exhibit 32.2

AMTECH SYSTEMS, INC. AND ITS SUBSIDIARIES

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Amtech Systems, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert T. Hass, Vice President – Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Robert T. Hass

Robert T. Hass
Vice President – Finance and Chief Financial Officer

Date: February 14, 2006